EXHIBIT 10.1

[*]=Information redacted pursuant to a confidential treatment request.  Such information has been filed separately with the Securities and Exchange Commission.

N.B.  THE RIGHTS GRANTED TO THE TRUSTEE IDENTIFED HEREIN, INCLUDING, WITHOUT LIMITATION THE AUTHORITY GRANTED TO THE TRUSTEE TO DIRECT THE BANK (AS DEFINED BELOW) WITH RESPECT TO THE DEPOSIT ACCOUNT COLLATERAL (AS DEFINED BELOW) AS HEREIN PROVIDED, SHALL BE LIMITED AS HEREIN PROVIDED.  THIS SECOND LIEN DEPOSIT ACCOUNT CONTROL AGREEMENT IS SUBJECT TO THE TERMS OF THE FIRST LIEN AGREEMENT REFERRED TO BELOW AND IN THE EVENT OF ANY INCONSISTENCIES BETWEEN THIS AGREEMENT AND THE FIRST LIEN AGREEMENT, THE FIRST LIEN AGREEMENT SHALL CONTROL.

SECOND LIEN DEPOSIT ACCOUNT CONTROL AGREEMENT

THIS DEPOSIT ACCOUNT CONTROL AGREEMENT (as amended and in effect from time to time, this “Agreement”) is dated as of July 24, 2009 and effective for all purposes as of August 1, 2008, by and among BancorpSouth Bank (together with its successors and assigns, “Bank”), Hancock Fabrics, Inc. (together with its successors and assigns, the “Company”) and Deutsche Bank National Trust Company, in its capacity as trustee (in such capacity, together with its successors and assigns, “the Trustee”) pursuant to the Indenture (as hereinafter defined) acting for itself and on behalf of the Holders (as defined in the Indenture).

WITNESSETH

WHEREAS, Bank maintains for the use of the Company the following deposit accounts:

[*]  (the “Concentration Account”)
[*]  (the “Operating Account”)

which deposit accounts are hereinafter referred to collectively as the “Deposit Accounts”, and individually, each as a “Deposit Account”;

WHEREAS, Bank additionally maintains for the use of the Company the following deposit accounts:

[*]  (the “Salaried Payroll Account”)
[*]  (the “Hourly Payroll Account”)

which deposit accounts are hereinafter referred to collectively as the “Payroll Accounts”, and individually, each as a “Payroll Account”;

WHEREAS, the Company maintains numerous deposit accounts with numerous financial institutions (including Bank) throughout the United States into which are deposited revenues generated by Company’s various stores, which deposit accounts are hereinafter referred to collectively as the “Store Accounts”, and individually, each as a “Store Account”;

WHEREAS, pursuant to the Loan and Security Agreement dated as of August 1, 2008, by and among the Company, certain of Company’s affiliates and subsidiaries, General Electric Capital Corporation, in its capacity as agent (together with its successors and assigns, the “Agent”) and the lenders identified therein (the “Lenders”) (as amended, restated, supplemented or otherwise modified and in effect, the “Loan Agreement”), Agent and the Lenders have a first priority security interest in, among other things, all right, title and interest of the Company in and to the following, whether now or hereafter existing or arising (collectively, the “Deposit Account Collateral”):  (a) the Deposit Accounts, (b) all cash, checks, money orders, drafts, instruments, electronic funds transfers and other items and forms of remittances and all funds and other amounts at any time paid, deposited or credited (whether for collection, provisionally or otherwise), held or otherwise in the possession or under the control of, or in transit to, Bank or any agent or custodian thereof for credit to or to be deposited in any Deposit Account, (c) all funds and cash balances or other amounts in or attributable to any Deposit Account, and (d) any and all proceeds of any of the foregoing;

WHEREAS, in order to perfect the first priority security interest in the Deposit Account Collateral of the Agent and the Lenders, the Agent, the Bank and the Company entered into a Deposit Account Control Agreement dated August 1, 2008 (as amended and as in effect from time to time, the “First Lien Agreement”),

WHEREAS, pursuant to the Indenture dated as of June 18, 2008, between the Company and the Trustee, the Trustee and the Holders have a second priority security interest in, among other things, all right title and interest of the Company in and to the Deposit Account Collateral.

WHEREAS, the Company, the Trustee and Bank desire to enter into this Agreement in order to set forth their relative rights and duties with respect to, and to perfect its second lien security interest in, the Deposit Account Collateral.

NOW, THEREFORE, in order for the Company to comply with the requirements of the Trustee and the Holders under the Indenture and the other financing arrangements with the Company, the Company, Bank and the Trustee agree as follows:

1.           Deposit Account Collateral.  Bank hereby represents, warrants and covenants with and to the Trustee and the Holders that:  Bank has established and will maintain the Deposit Accounts and has identified the Company as the sole owner of the Deposit Accounts, subject to the rights therein of the Agent and the Lenders under the First Lien Agreement, and of the Trustee and the Holders as provided herein; the records of Bank do not reflect, and it has not received any notice of, any assignment or pledge of, or security interest in, the Deposit Accounts or any of the other Deposit Account Collateral (other than the pledge and security interest of Agent and the Lenders referred to in the First Lien Agreement and of the Trustee and the Holders referred to herein), or any notice of any adverse claim with respect to any of the same; Bank has not entered and will not enter into any agreement with any person, other than Agent pursuant to the First Lien  Agreement or the Trustee as set forth herein, by which it is obligated for any reason to comply with instructions from such other person as to the disposition of funds in or from the Deposit Accounts or with respect to any other dealings with any of the Deposit Account Collateral; Bank will not agree that any person other than the Company, Agent or the Trustee is Bank’s customer with respect to any Deposit Account; the Deposit Accounts are each a “deposit account” as such term is defined in the UCC (as hereinafter defined); Bank acknowledges that it holds and will hold possession of the Deposit Account Collateral consisting of instruments and money as bailee for Agent for the benefit of Agent and the Lenders, and for the Trustee and for the benefit of itself and the Holders, subject to the terms and provisions of the First Lien Agreement1 and of this Agreement; Bank is hereby irrevocably authorized and instructed to change the designation of the customer on any Deposit Account to Agent upon the request of Agent and Bank shall so change the customer designation promptly upon such request by Agent; and Bank is hereby irrevocably authorized and instructed to change the designation of the customer on any Deposit Account to the Trustee upon the request of the Trustee and Bank shall so change the customer designation promptly upon such request by the Trustee; provided, however, that the Trustee agrees that the Bank shall have no duty to comply with any such request until the Bank has received written notice from Agent that states the Agent has terminated the First Lien Agreement and identifies such written notice as a “Termination Notice” (such written notice from the Agent to the Bank hereinafter referred to as  a “Termination Notice”).  The Company hereby confirms to Bank that the Company has granted to the Trustee, as collateral security for the Company’s obligations to the Trustee and the Holders under the Indenture, a second priority security interest in and Lien on the Deposit Account Collateral, and Bank hereby acknowledges such second priority security interest in and Lien on the Deposit Account Collateral.  This Agreement shall be inapplicable to any account maintained by Company at Bank other than the Deposit Accounts, the Payroll Accounts and the Store Accounts.

2.           Control.

(a)           Notwithstanding any term or provision of this Agreement or other agreement between Bank and the Company or otherwise, other than in respect of the First Lien Agreement, following the receipt by the Bank of a Termination Notice, the Company hereby irrevocably authorizes and directs the Bank to comply with, and the Bank hereby agrees to comply with, all instructions originated by the Trustee in accordance with this Agreement, including directing the disposition of funds in any Deposit Account or as to any other matter relating to any Deposit Account or other Deposit Account Collateral, without further consent by the Company (which instructions may include the giving of stop payment orders for any items being presented to a Deposit Account for payment).

(b)           With respect to the Concentration Account, Bank shall not permit the Company or any of its affiliates or any other person (other than Agent prior to the delivery of a Termination Notice) to withdraw any amounts from, to draw upon or otherwise exercise any authority or powers with respect to the Concentration Account, and Bank shall not at any time honor any instructions with respect to the Concentration Account, other than, prior to receipt by the Bank of a Termination Notice, those approved in writing by Agent, and following its receipt of a Termination Notice, those approved in writing by the Trustee.  Notwithstanding the foregoing, until the Trustee otherwise advises Bank in writing following the Bank’s receipt of a Termination Notice, Company shall have access to the Concentration Account to the extent expressly provided in the Loan Agreement, the First Lien Agreement and Section 3(d) herein.

1 The reference to the First Lien Agreement was not picked up in the Elavon Deposit Account Control Agreement.  Please when revising send to us a marked draft of each DACA, marked against the execution copy of the GECC DACAs, if possible.

(c)           With respect to the Operating Account, (i) prior to the Bank’s receipt of a Termination Notice, the Company shall have access to the Operating Account to the extent expressly provided in the First Lien Agreement and (ii) following the Bank’s receipt of a Termination Notice and until the Trustee otherwise advises the Bank in writing, Company shall have access to the Operating Account to the extent expressly provided in Section 3(d) herein.

3.           Remittance of Funds; Use of Cash Management Facilities.

(a)           Unless the Bank is otherwise directed by Agent prior to the Bank’s receipt of a Termination Notice, or by the Trustee following the Bank’s receipt of a Termination Notice, the Bank shall cause all Deposit Account Collateral to be deposited into the Concentration Account in immediately available funds.  Prior to the receipt by the Bank of a Termination Notice, on each banking day, Bank shall transfer to Agent all available funds in the Concentration Account by wire to DeutscheBank Trust Company Americas, ABA #021 011 033; Account Name: General Electric Capital Corporation; Account Number: 502-795-13; CFN: CFK1027; Reference: Hancock Fabrics or such other account as Agent may from time to time designate to Bank pursuant to the terms of the First Lien Agreement, and, following receipt by the Bank of a Termination Notice, to an account designated by the Trustee in writing pursuant to the terms hereof (the “Trustee Payment Account”).

(b)           Unless otherwise agreed to in writing between the Trustee and the Company, the proceeds of the loans and advances made by the Trustee and the Holders to the Company pursuant to the terms and conditions set forth in the Indenture and related documents, agreements, and instruments that are deposited into the Operating Account will be utilized by the Company to fund, subject to the terms and conditions set forth in this Agreement, (i) all transactions made by Company on the Payroll Accounts and (ii) all other transactions made by Company on the Operating Account.  Each banking day, or so often as may be required, Company, through use of Bank’s cash management facilities, shall transfer available funds in the Operating Account to the Payroll Accounts in such amounts as are sufficient, in the Company’s determination, to fund all transactions made on the Payroll Accounts.  Nothing contained in this subsection (b) or any other provision contained in this Agreement or otherwise shall or shall be construed to obligate or create in any way any liability or responsibility on the part of the Trustee or any Holder to fund or to ensure that the Company has sufficient funds to make the payments specified in this subsection or any other payments related to the operation of the Company’s business.

(c)           Bank will permit transactions on the Deposit Accounts and the Payroll Accounts only to the extent that sufficient funds are available therein.  Bank may reject any ACH Debit Entry for the Payroll Accounts if sufficient funds are not available therein at least two (2) banking days prior to the Effective Entry Date. As used in this subsection (c), the terms “ACH”, “Debit”, “Entry” and “Effective Entry Date” shall have the respective meanings ascribed in Bank’s cash management agreements with the Company.

(d)           Notwithstanding any provision of this Agreement to the contrary, following receipt by the Bank of a Termination Notice, until Trustee otherwise advises Bank in writing, Company shall have access to the Deposit Accounts via Bank’s cash management facilities solely for the following purposes (with reference parenthetically to the name of Bank’s cash management products which may be used by Customer to accomplish such purposes):

(i)           Concentration Account:  Company may deposit Deposit Account Collateral into the Concentration Account (Express Deposit Services).  Company may originate ACH entries to transfer funds to the Concentration Account from any Store Account (InView).

(ii)           Operating Account:  Company may make transfers from the Operating Account and may originate outgoing wires from the Operating Account (InView).  Company may run fraud, error detection and reconciliation cash management products on the Operating Account (Positive Pay).

(iii)           Payroll Accounts:  Company may make transfers from the Payroll Accounts.  Company may run fraud, error detection and reconciliation cash management products on the Payroll Accounts (Positive Pay).

(iv)           All Accounts:  In addition, with regard to all Deposit Accounts, including the Concentration Account, all Payroll Accounts, and all Store Accounts maintained at Bank, Company may view all transactions on all such accounts and may retrieve all balance information concerning all such accounts (InView).

4.           Indemnity; Bank’s Responsibility.  The Company agrees to indemnify, defend and hold harmless Bank against any loss, liability or expense (including reasonable fees and disbursements of counsel) incurred in connection with this Agreement, including any action taken by Bank pursuant to the instructions of the Trustee, except to the extent due to the gross negligence or willful misconduct of Bank or breach of any of the provisions hereof.  The Company confirms and agrees that neither Bank nor the Trustee or the Holders shall have any liability to the Company for wrongful dishonor of any items or transaction as a result of any instructions of the Trustee or otherwise in accordance with the terms of this Agreement.  Bank shall have no duty to inquire or determine whether the obligations of the Company to the Trustee or the Holders are in default, or whether the Trustee or the Holders are authorized by the Indenture, applicable law or otherwise to take any action, or whether the Trustee is entitled to give any such instructions, and Bank is fully entitled to rely upon such instructions from the Trustee (even if such instructions are contrary or inconsistent with any instructions or demands given by the Company).

5.           Statements, Confirmations and Notices of Adverse Claims.  At such time or times as the Trustee may request, Bank will promptly report to the Trustee the amounts received in and held in the Deposit Accounts and will furnish to the Trustee any copies of bank statements, deposit tickets, deposited items, debit and credit advices and other records maintained by Bank under the terms of its arrangements with the Company (as in effect on the date hereof).  The Trustee will reimburse Bank for its reasonable expenses in providing such items to the Trustee.  Upon receipt of notice of any lien, encumbrance or adverse claim against any Deposit Account Collateral, Bank will promptly notify the Trustee and the Company thereof.

6.           Subordination of Bank’s Security Interest; Setoff Rights; Bank’s Fees and Expenses.

(a)           In the event that at any time Bank has a security interest in or lien upon any of the Deposit Account Collateral, such security interest and lien of Bank shall be subject and subordinate to the security interest and lien of the Trustee therein.  Bank shall not for any reason charge, debit, deduct or offset, or exercise any security interest or lien rights, against any checks, automated clearinghouse transfers or other form of remittances at any time deposited in or credited to any Deposit Account, except that Bank may setoff against funds in the Deposit Accounts (i) for all amounts due to Bank in respect of its fees and expenses as provided in Section 6(b) hereof that are unpaid and outstanding, (ii) for the amount of any checks, automated clearinghouse transfers, items or other form of remittances that have been credited to any Deposit Account and subsequently returned unpaid or lawfully demanded to be refunded by any paying or collecting bank(whether for insufficient funds or any other reason), (iii) for the amount of any checks, automated clearinghouse transfers, items or other form of remittances which have been credited to any Deposit Account incorrectly by reason of inadvertent error which is corrected as soon as practicable after the discovery of such error, and (iv) for any overdrafts arising as a result of any of the foregoing; provided, that, Bank shall first setoff for such amounts due to it against funds held in the Operating Accounts before any other Deposit Account.

(b)           Prior to the receipt by the Bank of a Termination Notice, Bank shall be entitled to such fees and expenses as are set forth in the First Lien Agreement.  Following receipt by the Bank of a Termination Notice, as compensation for Bank’s services rendered to the Trustee and to Company under this Agreement, Bank shall be entitled to the fees and expenses set forth in Exhibit “A” hereto.

7.           Termination.

(a)           This Agreement may be terminated by Bank at any time on not less than thirty (30) days’ prior written notice to each of the Company and the Trustee.  This Agreement may be terminated by the Trustee at any time upon receipt by Bank of the Trustee’s written notice of termination.  This Agreement may not be terminated by the Company without the express prior written consent of the Trustee and, in that case, the Trustee and the Company shall jointly notify Bank in writing of such termination.

(b)           In the event that this Agreement is terminated for any reason following the Bank’s receipt of a Termination Notice, unless otherwise instructed by the Trustee, Bank will, on the effective date of such termination, transfer all available funds in the Deposit Accounts to the Trustee Payment Account.

8.           Notices.  All notices hereunder to Bank shall be in writing, sent by telecopier and by nationally recognized overnight courier with instructions to deliver the next business day, and shall be deemed to have been given or made when Bank has had a reasonable period of time to act thereon (but in no event longer than two business days after Bank has received such notice).  All notices to any other party hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.  All notices to any party shall be given to its address set forth below (or to such other address as any party may designate by notice in accordance with this Section).

9.           Customer Agreements.  Other than in respect of the First Lien Agreement, this Agreement supplements all other agreements between the Company and Bank with respect to the Deposit Accounts, as such agreements may now exist or may hereafter be amended and whether now existing or hereafter arising, including, but not limited to, all agreements pertaining to use of Bank’s cash management facilities and the daily transmission limits set forth therein.  No consent of the Trustee or the Holders shall be required to amend the First Lien Agreement or any such other agreement or for the Company and Bank to enter into any additional agreement.  In the event of any inconsistency between this Agreement and the terms of such other agreements (other than in respect of the First Lien Agreement) of the Company or its affiliates with Bank, the terms of this Agreement control.  In the event of any inconsistency between this Agreement and the terms of the First Lien Agreement, the terms of the First Lien Agreement control.

10.           Governing Law.  This Agreement shall be governed by the laws of the State of Mississippi.  Notwithstanding anything to the contrary contained in any other agreement among any of the parties hereto, for purposes of the UCC, the State of Mississippi shall be deemed to be Bank’s jurisdiction within the meaning of Section 9-304 of the UCC.  All references to the “UCC” herein shall mean the Uniform Commercial Code as in effect on the date hereof in the State of Mississippi.

11.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other means of electronic transmission shall have the same force and effect as the delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of any such agreement by telefacsimile or other means of electronic transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

12.           Successors and Assigns.  The Trustee and the Holders are relying upon this Agreement in providing financing to the Company and this Agreement shall be binding upon the Company and Bank and their respective successors and assigns and inure to the benefit of the Trustee and the Holders and their respective successors and assigns.

13.           Third Party Beneficiary.  Until such time as the Bank has received a Termination Notice from the Agent, the Agent for the benefit of itself and the Lenders shall be a third party beneficiary of this Agreement.

14.           Amendments.  Any amendments or other modifications to the terms of this Agreement shall be in writing and signed by the Bank, the Customer and the Trustee.  Notwithstanding the foregoing, no such amendment or modification shall be or become effective prior to the Bank’s receipt of a Termination Notice unless the Agent has given its written consent to such amendment or modification.

[SIGNATURE PAGE FOLLOWS]

DEPOSIT ACCOUNT CONTROL AGREEMENT

SIGNATURE PAGE

HANCOCK FABRICS, INC.	BANCORPSOUTH BANK

By:	By:

Name:	Name

Title:	Title:

Address for Notices:	Address for Notices:

One Fashion Way	Corporate Banking Department
Baldwyn, MS 38824	201 South Spring Street
Attention: Larry D. Fair	Tupelo, Mississippi 38804
Telecopy: 662-365-6025	Attention: Corporate Banking Dept.
Telecopy: 662-680-2261

with a copy to:

DEUTSCHE BANK NATIONAL	Cash Management Department
TRUST COMPANY, as the Trustee	6363 Poplar Avenue, Suite 429
Memphis, Tennessee 38119
By:	Attention: Cash Management Dept.
Telecopy: 901-374-0866
Title:

with a copy to:

By:	Cash Management Department
2830 West Jackson Street, Building B
Title:	Tupelo, Mississippi 38801
Attention: Cash Management Dept.
Telecopy: 662-620-4029

Address for Notices:

Deutsche Bank National Trust Company
Corporate Trust and Securities Services
222 South Riverside Plaza, 25 Floor, MS CH 105-2502
Chicago, IL 60606-5808
Telecopy:  312-537-1009

EXHIBIT “A”
TO
DEPOSIT ACCOUNT CONTROL AGREEMENT

GENERAL ACCT SERVICES

DDA Account Maintenance	[*]	Per Account

FDIC	[*]	Per Avg. Balance

Zero Balance Account - Master	[*]	Operating Account

Zero Balance Account - Sub	[*]	Per Account

Deposits/Credits	[*]	Per Item

Checks Paid	[*]	Per Item

Cash Management Special Handling Fee	[*]	Operating Account

Account Analysis Automated Transmission	[*]	Per Account

ACH Return Item	[*]	Per Item

ACH Notification of Change	[*]	Per Item

Deposit Correction Fee	[*]	Per Item

DEPOSITORY SERVICES

Currency Straps Out	[*]	Per Item

Wrapped Coin Out	[*]	Per Item

Deposit Verification (per $100 < $5,000)	[*]	Per Item

Items Deposited On-Us	[*]	Per Item

Government Items Deposited	[*]	Per Item

Local Items Deposited	[*]	Per Item

City Items Deposited	[*]	Per Item

RCPC Items Deposited	[*]	Per Item

Country Items	[*]	Per Item

[*]=Information redacted pursuant to a confidential treatment request.  Such information has been filed separately with the Securities and Exchange Commission.

City Items Deposited - Other Fed	[*]	Per Item

RCPC Items Deposited - Other Fed	[*]	Per Item

Country Items Deposited - Other Fed	[*]	Per Item

Non-U.S. Item	[*]	Per Item

Deposited Item Returned	[*]	Per Item

Return Items Redeposited	[*]	Per Item

ExpressDeposit Monthly Maint STD Deadline	[*]	Operating Account

ExpressDeposit Monthly Maint EXT Deadline	[*]	Operating Account

ExpressDeposit - Addt'l Location	[*]	Per Account

ExpressDeposit - Addt'l DDA Settlement Acct	[*]	Per Account

ExpressDeposit - Per Items	[*]	Per Item

PAPER DISBURSEMENT SERVICES

Controlled Disbursement Maintenance Fee	[*]	Operating Account

Controlled Disbursement Notification - E-mail	[*]	Operating Account

Controlled Disbursement - FED Charge	[*]	Operating Account

Controlled Disbursement - Each Addt'l Acct	[*]	Per Account

Positive Pay - Primary Account	[*]	Operating Account

Positive Pay - Additional Account	[*]	Per Account

DISBURSEMENT RECONCILIATION

ARP Partial Maintenance	[*]	Per Account

ARP Additional Accts Each	[*]	Per Account

ARP Partial Per Item	[*]	Per Item

CD ROM Monthly Fee	[*]	Per Account

CD ROM - Per Item	[*]	Per Item

[*]=Information redacted pursuant to a confidential treatment request.  Such information has been filed separately with the Securities and Exchange Commission.

CD ROM - Deposited Items	[*]	Per Item

CD ROM - Additional Account	[*]	Per Account

CD ROM - Additional CD	[*]	Per CD

GENERAL ACH SERVICES

ACH Received Debit	[*]	Per Item

ACH Received Credit	[*]	Per Item

ACH Return Item Debit/Credit	[*]	Per Item

EDI PAYMENT SERVICES

EDI Remittance Advising - Term/Email	[*]	Operating Account

INFORMATION SERVICES

BAI Rptg - File Download	[*]	Operating Account

InView - Base Charge (5 Accounts)	[*]	Operating Account

InView - Stop Payment	[*]	Operating Account

InView Stop Payment (per item)	[*]	Per Item

InView ACH - Base Charge	[*]	Operating Account

InView ACH (Per Item)	[*]	Per Item

InView - Wire	[*]	Operating Account

InView Wire (per item)	[*]	Per Item

Wire Notification - Fax	[*]	Per Account

[*]=Information redacted pursuant to a confidential treatment request.  Such information has been filed separately with the Securities and Exchange Commission.